Exhibit 99.1

NEWS RELEASE
FARGO Electronics, Inc. 6533 Flying Cloud Drive Eden Prairie, Minnesota 55344 USA
FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION:
July 22, 2003	Paul Stephenson
952-941-9470, ext. 142
E-mail: Paul.Stephenson@fargo.com

Fargo Electronics, Inc. Reports Second Quarter 2003 Results

MINNEAPOLIS (July 22, 2003) – Fargo Electronics, Inc. (NASDAQ: FRGO) today reported net income for the second quarter ended June 30, 2003, of $1,766,000, or $0.14 per share (diluted) as compared to $1,202,000, or $0.10 per share (diluted) for the second quarter of 2002.  For the six-month period ended June 30, 2003, net income amounted to $3,081,000, or $0.24 per share (diluted), as compared to $1,916,000, or $0.16 per share (diluted) for the corresponding six months in 2002.  Net sales for the second quarter ended June 30, 2003, were $16,492,000, an increase of 12% over the $14,742,000 for the second quarter of 2002.  For the six-month period ended June 30, 2003, net sales totaled $31,971,000, an increase of 7% over the $29,763,000 for the comparable period in 2002.

Operating income for second quarter of 2003 was $2,633,000, or 16% of sales, compared to $1,942,000, or 13% of sales in 2002.  For the six months ended June 30, 2003, operating income was $4,583,000, representing 14% of sales, as compared to $3,115,000, or 10% of sales, in 2002.  The company closed the quarter with $6,458,000 in cash, while cash generated from operations for the first six months was $4,507,000 compared to $2,410,000 for the comparable period last year.

“We made solid improvements in revenues, operating profit and earnings per share in the first half of this year, especially given the challenging environment in the information technology and security sectors,” said Gary R. Holland, Fargo’s president and chief executive officer.  “We remain focused on being the world’s best at building innovative card personalization systems.  During the quarter, we began shipping the CardJet C7 Photo ID system.  This new system provides complete in one easy-to-use package, a CardJet C7 printer, Fargo’s new Build-A-Badge software and a point-and-shoot digital camera.  It’s everything an end user needs to start printing badges.”

“We are also excited about our new strategic relationship with Imageware Systems,” continued Holland.  “This agreement reflects our goal to give our distribution partners and end user customers the best possible ID card systems.  This alliance will enable us to offer state-of-the art, tested and compatible systems and will facilitate the development of new, innovative products.

“Our continued investments in new technology, products, systems and distribution position Fargo to maintain its market leadership – including continued participation in domestic and international Homeland Security and national ID projects,” Holland continued.  “Because these projects are large with complex decision-making and integration processes, the timing of orders and shipments is very difficult to predict.  Given the uncertainty around the timing of these projects, we are presently estimating third quarter 2003 earnings will be in the 16 to 20 cent range with annual earnings in the 60 to 64 cent range.

Forward-looking Statements

Statements made in this release concerning the company’s expectations about future results or events, including without limitation the statements regarding the company’s financial estimates for 2003, are “forward-looking statements”.  Such statements are subject to the safe harbor created by the Private Securities Reform Act of 1995, and are necessarily subject to risks and uncertainties.  Actual results may differ materially from those reflected in these forward-looking statements.  These statements are based on current expectations, forecasts and assumptions, and are subject to the risks and uncertainties inherent in general industry and market conditions, general domestic and international economic conditions, and other factors.  These risks and uncertainties include:  product acceptance and customer demand for Fargo’s card personalization systems and proprietary supplies; actions taken and alternative products marketed by Fargo’s competitors; supplier relationships, including reliance on sole and single-source suppliers; manufacturing or design defects that we may discover after shipment; fluctuations in quarterly results due factors such as timing of major projects or promotions; lack of inventories of component parts or finished goods; our focus on the identification card personalization market; continuing technological changes in our industry; our dependence on a distribution network; domestic and international regulations and standards; our dependence on international sales; material changes in orders placed by large end users; challenges in effectively managing growth; our dependence on technologies we do not own; complex design and manufacturing delays; protecting and enforcing intellectual property rights; inadequate protection against infringement claims; adverse economic and business conditions, including conditions resulting from the terrorist attack on the U.S. on September 11, 2001, and the resulting hostilities and the war with Iraq commenced in March 2003.  For more detail, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2002.

About Fargo

Fargo is the world’s leader in innovative technologies for desktop plastic card personalization systems. Based in Eden Prairie, Minnesota, Fargo is the only manufacturer to offer three distinct technologies in printing systems – High Definition Printing™ (reverse image), traditional Direct-to-Card™ printing (dye-sublimation), and CardJet Printing Technology (inkjet) – to personalize plastic identification cards, complete with digital images and text, lamination, and electronically encoded information.

Personalized identification cards provide physical, information, and transaction security for a wide variety of applications including Corporations, National IDs, Drivers’ Licenses, Universities, Schools, Government Installations, Transportation, Casinos, Healthcare Facilities, E-commerce, Retail Stores, Correctional Institutions, Associations, Sports Events and Recreation Sites. More than 70,000 Fargo systems have been sold in the U.S. and in over 80 other countries. For more information, visit Fargo’s Web site at http://www.fargo.com.

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FARGO ELECTRONICS, INC.
CONDENSED BALANCE SHEETS
(In thousands, except per share data)

	June 30, 2003	December 31, 2002
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$6,458	$2,511
Accounts receivable, net	8,345	9,142
Inventories	5,426	5,321
Prepaid expenses	508	252
Deferred income taxes	3,178	3,178

Total current assets	23,915	20,404

Equipment and leasehold improvements, net	2,011	1,494

Deferred income taxes	20,653	22,068
Other	37	43

Total assets	$46,616	$44,009

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$7,118	$7,696

Total current liabilities	7,118	7,696

Commitments and contingencies

Stockholders’ equity:
Common stock, $.01 par value; 50,000 shares authorized, 12,379 and 12,351 shares issued and outstanding at June 30, 2003, and December 31, 2002, respectively	124	124
Additional paid-in capital	148,599	148,509
Accumulated deficit	(109,223)	(112,304)
Deferred compensation	(2)	(16)

Total stockholders’ equity	39,498	36,313

Total liabilities and stockholders’ equity	$46,616	$44,009

FARGO ELECTRONICS, INC.
CONDENSED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002

Net sales	$16,492	$14,742	$31,971	$29,763

Cost of sales	9,820	8,707	19,109	17,927

Gross profit	6,672	6,035	12,862	11,836

Operating expenses:
Research and development	1,115	1,139	2,346	2,395
Selling, general and administrative	2,924	2,940	5,933	5,774
Terminated acquisition costs	—	14	—	552

Total operating expenses	4,039	4,093	8,279	8,721

Operating income	2,633	1,942	4,583	3,115

Other income (expense):
Interest expense	(5)	(149)	(20)	(299)
Other, net	5	5	8	13

Total other expense	—	(144)	(12)	(286)

Income before provision for income taxes	2,633	1,798	4,571	2,829

Provision for income taxes	867	596	1,490	913

Net income	$1,766	$1,202	3,081	1,916

Net income per common share:
Basic earnings per share	$0.14	$0.10	$0.25	$0.16
Diluted earnings per share	$0.14	$0.10	$0.24	$0.16

Weighted average common shares outstanding:
Basic	12,377	11,797	12,373	11,791
Diluted	12,733	12,071	12,714	12,047

FARGO ELECTRONICS, INC.
CONDENSED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2003	2002

Cash flows from operating activities:
Net income	$3,081	$1,916
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	494	495
Loss from disposal of equipment	14	67
Deferred income taxes	1,415	913
Deferred compensation	14	14
Changes in operating items:
Accounts receivable	797	(556)
Inventories	(105)	(56)
Prepaid expenses	(256)	(153)
Accounts payable and accrued liabilities	(947)	(230)

Net cash provided by operating activities	4,507	2,410

Cash flows from investing activities:
Purchases of equipment and leasehold improvements	(650)	(733)

Net cash used in investing activities	(650)	(733)

Cash flows from financing activities:
Payments on notes payable, bank	—	(3,000)
Payments of deferred financing costs	—	(50)
Payments of deferred offering costs	—	(108)
Proceeds from issuance of common stock	90	65

Net cash provided by (used in) financing activities	90	(3,093)

Net increase (decrease) in cash and cash equivalents	3,947	(1,416)

Cash and cash equivalents, beginning of period	2,511	3,586

Cash and cash equivalents, end of period	$6,458	$2,170

FARGO ELECTRONICS, INC.
SUPPLEMENTAL SALES INFORMATION
(In thousands)
(Unaudited)

Sales by Product Category

	Three Months Ended		Six Months Ended
	June 30, 2003	June 30, 2002	June 30, 2003	June 30, 2002
Equipment	$7,078	$6,424	$12,905	$13,045
Supplies	9,414	8,318	19,066	16,718

Total Sales	$16,492	$14,742	$31,971	$29,763

Sales by Geographic Region

	Three Months Ended		Six Months Ended
	June 30, 2003	June 30, 2002	June 30, 2003	June 30, 2002
U.S.	$10,865	$9,107	$19,778	$18,347
International	5,627	5,635	12,193	11,416

Total Sales	$16,492	$14,742	$31,971	$29,763